Exhibit 2

                                                         [EXECUTION VERSION]

                           PHILIP SERVICES CORPORATION

                             SUBSCRIPTION AGREEMENT

         THIS SUBSCRIPTION AGREEMENT (the "Agreement") is made and entered into as of the 12th day of April 2002, by and among Philip Services Corporation (the "Company"), a company incorporated under the laws of the State of Delaware, and the parties listed on Exhibit A (each a "Purchaser" and together the "Purchasers").

                  WHEREAS, the Company is a party to that certain Revolving Loan Agreement, dated as of March 31, 2000, with the financial institutions and funds identified therein as the "Lenders" (consisting of the Tranche A Lenders and the Tranche B Lenders, collectively, the "Revolver Lenders") and Foothill as arranger and Revolver Agent, pursuant to which the Revolver Lenders have agreed to make certain financial accommodations to Debtors;

                  WHEREAS, the Company is party to that certain Secured PIK/Term Credit Agreement, dated as of March 31, 2000, with the Persons party to the Secured PIK/Term Credit Agreement as lenders (consisting of the Secured Term Lenders and the Secured PIK Lenders), and Canadian Imperial Bank of Commerce as administrative agent for the Secured PIK Lenders and the Secured Term Lenders (collectively, the "Secured PIK/Term Lenders"), pursuant to which the Secured PIK/Term Lenders have agreed to make certain financial accommodations to the Company;

                  WHEREAS, Revolver Agent, the Revolver Lenders and each Debtor other than the Revolver Guarantors have entered into that certain Amendment Number Seven to the Loan Agreement, dated contemporaneously herewith (the "Seventh Amendment to Revolving Loan Agreement"), pursuant to which new mezzanine financing will be provided to the Company by the Purchasers;

                  WHEREAS, the sale of the common stock of the Company, par value $0.01 per share (the "Common Stock"), pursuant to the terms of this Agreement and in the amounts set forth alongside each Purchaser's name on Exhibit A, is a condition to the effectiveness of the Seventh Amendment to Revolving Loan Agreement; and

         WHEREAS, the Company desires to sell the Common Stock to the Purchasers, subject to and in accordance with, the term and conditions set forth herein.

         In consideration of the premises and mutual covenants contained in this Agreement, the parties hereto hereby agree as follows:

         1. Definitions. When used in this Agreement, the following terms shall have the meanings specified below:

                  "Business Day" means any day, other than a Saturday or Sunday or a day on which banks located in New York, New York, shall be authorized or required by law to close.

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                  "Registration Rights Agreement" means the Amended and Restated
Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Purchasers and the other parties thereto.

         2.       Purchase and Sale of Common Stock.

                  2.1 Sale and Issuance of Common Stock. (a) The purchase and sale of the Purchased Shares shall take place on the date hereof (the "Closing"). Each Purchaser severally agrees to purchase, and the Company agrees to issue and sell severally to each Purchaser, the number of shares of Common Stock set forth opposite the name of each Purchaser on Exhibit A (the "Purchased Shares") at a purchase price of $0.01 per share. The Purchased Shares shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Incorporation of the Company. The Company shall not be obligated to sell the Purchased Shares to any Purchaser unless each Purchaser purchases all of the Purchased Shares set forth opposite the name of such Purchaser on Exhibit A in accordance with terms of this Agreement.

                  (b) No later than the Closing, the Company will cause its transfer agent to deliver to each Purchaser a facsimile copy of a certificate or certificates (and promptly following the Closing the Company will deliver to each Purchaser the original of each such certificate), registered in such Purchaser's name, representing the number of Purchased Shares to be purchased by the Purchaser at the Closing, against payment of the purchase price therefor, by wire transfer to the Company's bank account at Southwest Bank of Texas, ABA #: 113011258, Acct: Philip Services, Inc., Acct #: 340235.

         3. Representations and Warranties of the Company. The Company hereby represents and warrants the following to each Purchaser:

                  3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted, to execute and deliver this Agreement, to issue and sell the Purchased Shares, and to carry out the provisions of this Agreement.

                  3.2 Authorization. The Company has taken all corporate action necessary for the authorization, execution and delivery of this Agreement, and all corporate action necessary for the performance of all obligations of the Company hereunder and the authorization, issuance, sale, and delivery of the Purchased Shares has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                  3.3 Valid Issuance of Common Stock. The Purchased Shares, when issued, sold and delivered in accordance with the terms hereof in consideration for the Purchase Price, will be (a) duly and validly issued, fully paid and non-assessable, and (b) free and clear of any

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liens or encumbrances other than any liens and encumbrances created by the
Purchasers or restrictions on transfer under federal and state securities laws and the Registration Rights Agreement. The Purchased Shares will not be issued in violation of any preemptive rights.

                  3.4 Capitalization. The authorized capital of the Company consists, immediately prior to the issuance of the Purchased Shares, of 90,000,000 shares of Common Stock, of which 24,256,437 shares are issued and outstanding. Subject to rounding, the Purchased Shares represent 15.0% of the outstanding shares of Common Stock of the Company immediately prior to the issuance thereof.

         4. Representations and Warranties of the Purchaser. Each Purchaser hereby represents and warrants severally to the Company that:

                  4.1 Organization, Good Standing and Qualification. Each Purchaser is duly organized, validly existing and in good standing under the laws of the state in which it is organized. Each Purchaser has the requisite power and authority to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement and to carry out the provisions of this Agreement.

                  4.2 Authorization. Each Purchaser has taken all action necessary for the authorization, execution and delivery of this Agreement, and all action necessary for the performance of all obligations of the Purchaser hereunder has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of each Purchaser, enforceable against such Purchaser in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                  4.3 Purchase Entirely for Own Account. Each Purchaser is acquiring the Purchased Shares for its own account and not with a view to the resale or distribution of any part thereof, nor with the present intention of distributing or selling the same. Each Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation or commitment providing for the disposition thereof in violation of applicable securities laws. Each Purchaser is an "accredited investor" within the meaning of Rule 501 of the Securities Act of 1933, as amended (the "Securities Act"). In the event that the Purchaser is acquiring the Purchased Shares as a nominee or agent for another person (a "Beneficiary"), the Purchaser represents that such Beneficiary is an "accredited investor" and makes the representations set forth in the second sentence of this
Section 4.3 and in Sections 4.4 and 4.5 with respect to each Beneficiary.

                  4.4 Disclosure of Information. Each Purchaser (i) has received all information which it deems relevant for the purpose of its investment, (ii) has been given the opportunity to ask questions of, and receive answers from, the Company concerning the Company and other matters pertaining to this investment and the business, prospects and financial condition of the Company and to obtain additional information concerning the Company and the Purchased Shares (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense), (iii) is aware that such Purchaser's

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investment in the Company involves a high degree of risk, and (iv) such
Purchaser acknowledges that it can economically sustain the loss of its investment in the Purchased Shares.

                  4.5 Restricted Securities. Each Purchaser understands that the Purchased Shares have not been registered under the Securities Act. Each Purchaser understands that the Purchased Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, must be held by the Purchaser indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

         5.       Miscellaneous.

                  5.1 Expenses. The Company and each Purchaser shall bear its own expenses with respect to this Agreement and the transactions contemplated hereby.

                  5.2 Assignment. None of the rights or obligations under or pursuant to this Agreement may be assigned or transferred to by a Purchaser or the Company to any other person without the written consent of the other parties to this Agreement. In the event that such written consent is received, the assignee shall agree in writing to be bound by all of the terms hereof and the assignor shall remain liable for any and all of its obligations hereunder.

                  5.3 Entire Agreement. This Agreement, the Registration Rights Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

                  5.4 Amendments and Waivers. Any term of this Agreement may be amended or waived only if the same is in writing and signed by the Company and each Purchaser.

                  5.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  5.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  5.7 Successors and Assigns; No Third Party Rights. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Agreement shall not be construed as granting rights to any third party. In this Agreement, third party shall mean any person that is not a party to this Agreement.

                  5.8 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when

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actually delivered or, in the case of notice by facsimile transmission, when sent and confirmation of receipt is received. Notices to the Purchasers shall be deemed to have been given or made when sent. All such notices, requests, demands and other communications shall be sent to the address or facsimile number as set forth on the signature page hereto.

                  5.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  5.10 Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York excluding the conflict of laws provisions thereof.

                            [Signature pages follow.]

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    The parties have executed this Subscription Agreement as of the date first written above.
                                      COMPANY:

                                      PHILIP SERVICE CORPORATION



                                      By:______________________________________
                                         Name:
                                         Title:


                                Address:     Philip Services Corporation
                                             9700 Higgins, Suite 750,
                                             Rosemont,Illinois 60018
                                             Attention:  General Counsel

                                             Tel:         (847) 685-9752
                                             Fax:         (847) 685-9802

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                                      PURCHASERS:

                                      MEADOW WALK LIMITED PARTNERSHIP

                                      By: BARBERRY CORP., its General Partner


                                      By:______________________________________
                                         Name:
                                         Title:


                                  Address:     c/o Icahn Associates
                                               767 Fifth Avenue, 47th Floor
                                               New York, NY 10153
                                               Attention:   Marc Weitzen

                                               Tel:         (212) 750-5815
                                               Fax:         (212) 702-4388

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                                      MADELEINE L.L.C.



                                      By:______________________________________
                                         Name:
                                         Title:


                                  Address:  Madeleine L.L.C.
                                            c/o Cerberus Capital Management, LLC
                                            450 Park Avenue, 28th Floor
                                            New York, NY 10022
                                            Attention:   Kevin Genda

                                            Tel:         (212) 891-2135
                                            Fax:         (212) 909-1342

                                            With a copy to:

                                            Addres: Schulte, Roth & Zabel LLP
                                                    919 Third Avenue
                                                    New York, NY 10022
                                                    Attention: Peter Halasz

                                                    Tel:    (212) 756-2000
                                                    Fax:    (212) 593-5955

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                                    EXHIBIT A

                             Schedule of Purchasers

Name of Purchaser                 Purchased Shares              Total Investment

Meadow Walk Limited Partnership     2,546,926                         $25,496.26

Madeleine L.L.C.                    1,091,540                         $10,915.40

TOTAL:                              3,638,466                         $36,384.66






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